PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
Heather Kos
+1 844-632-1060
IR@univarsolutions.com

Media Relations
+1 331-777-6187
mediarelations@univarsolutions.com
Univar Solutions Reports 2019 Third Quarter Financial Results

DOWNERS GROVE, Ill. – November 5, 2019 – Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions,” or “The Company”), a global chemical and ingredient distributor and provider of value-added services, announced today its financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•
Earnings per diluted share of $0.01, compared to $0.35 per diluted share, in the prior year third quarter. The current quarter increase from the addition of Nexeo's earnings and better operating performance was more than offset by the impact of taxes ($0.18), costs to integrate Nexeo ($0.07), and non-cash charges ($0.05).

•	Adjusted earnings per diluted share of $0.36 compared to $0.40 in the prior year third quarter.

•	Adjusted EBITDA grew 17.3 percent to $184.2 million, and Adjusted EBITDA margin expanded 30 basis points to 7.7 percent from the prior year.

•
Net cash provided by operating activities increased to $214.7 million from $46.4 million, compared to third quarter last year, driven by lower net working capital as well as improved net working capital efficiency. Net debt decreased $165.4 million from the second quarter and leverage ratio of 3.9x decreased from 4.1x at June 30, 2019.

•
Full year outlook for Adjusted EBITDA revised to a range of $700 million to $725 million from the previous estimate of $725 million to $740 million, as increased earnings from legacy Nexeo and synergies are partially offset by further contraction of global industrial market demand for chemicals and ingredients.

“During the quarter, we controlled the controllables, executed well and delivered solid financial results in a challenging, decelerating demand environment,” said David Jukes, president and chief executive officer. “We made substantial progress on the integration of Nexeo, including a successful, seamless first wave systems migration, and roll-out of realigned sales territories to our newly consolidated, energized U.S. sales force. We remain focused on the multiple levers that are in our control to drive growth for the long term.”

“Our operating efficiency continues to improve, reflecting the growing amount of cost savings from integrating the legacy Nexeo business, as well as strong margin management and prudent cost control,” added Carl Lukach, executive vice president and chief financial officer. “Our resilient business model with counter-

cyclical cash flow produced significantly higher net cash from operating activities in the quarter, allowing us to further reduce our debt despite weak end-market demand.”

Outlook

The growth the Company is experiencing from the Nexeo acquisition, rising synergies, and its sustained improvement in operating performance is being partially offset by the current global industrial slowdown. At the beginning of 2019, the Company's outlook assumed demand for chemicals and ingredients from industrial end markets would be about equal to 2018. However, demand has contracted progressively to levels lower than 2018. Taking all of this into account, and the Company's sales results in October, the Company now projects full-year Adjusted EBITDA to be within a range of $700 million to $725 million compared to its prior forecast of $725 million to $740 million. Cash flow, however, remained strong in the third quarter, reflecting the counter-cyclical nature of the business model. The Company reaffirms its free cash flow forecast of $275 million to $325 million, including payment of the $62.5 million legal settlement reported in the first quarter and before integration and transaction costs.

For the fourth quarter of 2019, the Company expects Adjusted EBITDA to be between approximately $155 million and $180 million, up from $144.0 million earned in the fourth quarter of 2018.

Company Performance
Univar Solutions operating performance results are described below and, unless otherwise indicated, are a comparison of third quarter 2019 results with third quarter 2018 results.

	(Unaudited)
	Three months ended September 30,				% change
(in millions)	2019	2018	$ change	% change	excl. currency

External Net Sales
USA	$1,562.1	$1,285.3	$276.8	21.5%	21.5%
Canada	283.0	273.5	9.5	3.5%	4.0%
EMEA	425.0	472.4	(47.4)	(10.0)%	(6.6)%
LATAM	117.2	99.5	17.7	17.8%	19.8%
Total Consolidated Net Sales	$2,387.3	$2,130.7	$256.6	12.0%	13.0%

Gross Profit (exclusive of depreciation) (1)
USA (1)	$366.1	$290.4	$75.7	26.1%	26.1%
Canada	55.8	48.7	7.1	14.6%	15.4%
EMEA	98.2	107.9	(9.7)	(9.0)%	(5.5)%
LATAM	24.8	21.7	3.1	14.3%	16.6%
Total Consolidated Gross Profit (exclusive of depreciation) (1)(2)	$544.9	$468.7	$76.2	16.3%	17.2%

Adjusted EBITDA (1)
USA	$127.6	$99.4	$28.2	28.4%	28.4%
Canada	22.2	19.2	3.0	15.6%	15.1%
EMEA	31.9	35.6	(3.7)	(10.4)%	(7.0)%
LATAM	10.2	9.1	1.1	12.1%	14.3%
Other (3)	(7.7)	(6.3)	(1.4)	(22.2)%	(22.2)%
Total Consolidated Adjusted EBITDA(1)	$184.2	$157.0	$27.2	17.3%	18.3%

(1)	Non-GAAP financial measures. See “Use of non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliation to the most comparable GAAP financial measure.

(2)
Included in gross profit (exclusive of depreciation) is a $5.3 million charge in the USA related to the inventory fair value step-up resulting from our February 2019 Nexeo acquisition. Excluding this charge, adjusted gross profit (exclusive of depreciation) was $371.4 million and $550.2 million for USA and consolidated, respectively.

(3)	Other represents unallocated corporate costs that do not directly benefit segments.

Consolidated Results

Univar Solutions reported net sales of $2.4 billion, up 13.0 percent compared to the prior year third quarter on a constant currency basis. Growth was driven by contribution from the Nexeo acquisition in the U.S. and solid performance in the Canadian core industrial chemical business, Mexico energy markets, and the Brazilian agriculture sector. This was partially offset by lower demand for chemicals and ingredients from global industrial end markets and weakness in the Canadian energy sector. Similar to the second quarter, the macroeconomic environment in the USA and EMEA segments weakened sequentially during the quarter.

Gross profit (exclusive of depreciation) of $544.9 million was up 16.3 percent compared to the prior year third quarter, driven by contribution from the Nexeo acquisition, improving sales force execution and favorable product and end market mix. Adjusted gross profit (exclusive of depreciation), which excludes an inventory fair value step-up charge resulting from the Nexeo acquisition, increased 17.4 percent to $550.2 million.

Univar Solutions reported net income of $2.5 million, or $0.01 per diluted share, compared to net income of $49.6 million, or $0.35 per diluted share, in the prior year third quarter. The current quarter increase from the addition of Nexeo's earnings and better operating performance was more than offset by the impact of taxes ($0.18), costs to integrate Nexeo ($0.07), and non-cash charges ($0.05).

Adjusted EBITDA of $184.2 million increased $27.2 million, or 17.3 percent compared to the prior year third quarter, or 18.3 percent on a currency neutral basis. Adjusted EBITDA was favorably impacted by contribution from Nexeo, improved sales force execution and product mix, in addition to prudent cost management and realization of cost synergies from the integration of Nexeo.

Segment Results

USA – Adjusted EBITDA increased 28.4 percent to $127.6 million and Adjusted EBITDA margin increased 50 basis points to 8.2 percent. Gross profit (exclusive of depreciation) grew 26.1 percent and gross margin expanded 80 basis points to 23.4 percent, reflecting focused margin management and favorable product and end market mix. Excluding the $5.3 million charge related to the inventory fair value step-up resulting from the Nexeo acquisition, adjusted gross profit (exclusive of depreciation) grew 27.9 percent and adjusted gross margin expanded 120 basis points to 23.8 percent. USA segment sales grew 21.5 percent due to contribution from the Nexeo acquisition. However, demand for chemicals and ingredients in most end markets during the quarter was lower than the third quarter last year and this year's first two quarters, reflecting continued macroeconomic slowdown.

Canada – Adjusted EBITDA grew 15.1 percent on a currency neutral basis, and increased 15.6 percent to $22.2 million on a reported basis compared to prior year third quarter. Adjusted EBITDA margin increased 80 basis points to 7.8 percent. Solid performance in the core industrial chemical business and certain commodity products, along with contribution from the Nexeo acquisition, was partially offset by lower volumes in the energy sector. Gross profit (exclusive of depreciation) grew 15.4 percent on a currency neutral basis, while gross margin increased 190 basis points to 19.7 percent due to favorable product and end market mix. Canada segment sales increased 3.5 percent, or 4.0 percent excluding the impact of currency, due to sales force execution in the core industrial chemical business.

EMEA – Adjusted EBITDA declined 7.0 percent on a constant currency basis and was down 10.4 percent on a reported basis compared to prior year third quarter. Broad-based weakness was observed across most end markets. Gross profit (exclusive of depreciation) declined 5.5 percent on a currency neutral basis, however gross margin increased 30 basis points to 23.1 percent driven by favorable product and end market mix. Adjusted EBITDA margin of 7.5 percent was about flat with prior year third quarter. EMEA segment sales declined 10.0 percent, or 6.6 percent excluding the impact of currency, reflecting the lower demand.

LATAM – Adjusted EBITDA grew 14.3 percent on a currency neutral basis, and increased 12.1 percent to $10.2 million on a reported basis. Results benefited from solid performance in Mexico energy markets and the Brazilian agriculture sector, the acquisition of Nexeo and strong cost control. This was partially offset by weakness in Brazilian industrial demand. Gross profit (exclusive of depreciation) grew 16.6 percent on a currency neutral basis, while gross margin decreased 60 basis points to 21.2 percent due to change in product and end market mix. LATAM segment sales of $117.2 million grew 19.8 percent, excluding the impact of currency, largely due to contribution from the Nexeo acquisition and growth in Mexico's energy market sales.

Univar Solutions to Host Webcast on November 5, 2019 at 9:00 a.m. ET

The Company will host a webcast with investors to discuss the third quarter results at 9:00 a.m. ET on November 5, 2019, which can be accessed on the Investor Relations section of its website at http://investors.univarsolutions.com. After the live webcast, a replay of the webcast will be available on the same website.

Use of Non-GAAP Measures

In this press release, the Company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measures gross profit (exclusive of depreciation), adjusted gross profit (exclusive of depreciation), gross margin, adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per diluted share, free cash flow and impacts of foreign currency on current period results using prior period translation rates. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Additionally, the Company uses Adjusted EBITDA in setting performance incentive targets to align management compensation with operational performance. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of non-GAAP financial measures, and the reconciliations to the nearest GAAP measures, see the schedules attached hereto.

About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value-added services to customers across a wide range of industries. With the industry's largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future, including our outlook, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. These risks and uncertainties are described under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “to achieve,” “targets” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Solutions Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per share data)	2019	2018	2019	2018
Net sales	$2,387.3	$2,130.7	$7,131.9	$6,661.3
Cost of goods sold (exclusive of depreciation)	1,842.4	1,662.0	5,513.3	5,205.5
Operating expenses:
Outbound freight and handling	96.8	82.7	275.1	248.5
Warehousing, selling and administrative	269.2	229.0	803.4	710.9
Other operating expenses, net	30.2	12.4	258.8	37.0
Depreciation	41.6	31.5	114.5	93.8
Amortization	12.1	13.5	45.1	40.7
Impairment charges	7.0	—	7.0	—
Total operating expenses	$456.9	$369.1	$1,503.9	$1,130.9
Operating income	$88.0	$99.6	$114.7	$324.9
Other (expense) income:
Interest income	0.6	0.6	2.3	2.7
Interest expense	(37.4)	(32.8)	(111.2)	(101.8)
Loss on extinguishment of debt	—	—	(0.7)	—
Other (expense) income, net	(5.5)	2.5	(17.2)	3.0
Total other expense	$(42.3)	$(29.7)	$(126.8)	$(96.1)
Income (loss) before income taxes	45.7	69.9	(12.1)	228.8
Income tax expense from continuing operations	43.2	20.3	38.4	57.7
Net income (loss) from continuing operations	$2.5	$49.6	$(50.5)	$171.1
Net income from discontinued operations	$—	$—	$5.4	$—
Net income (loss)	$2.5	$49.6	$(45.1)	$171.1

Income (loss) per common share:
Basic from continuing operations	$0.01	$0.35	$(0.31)	$1.21
Basic from discontinued operations	—	—	0.03	—
Basic income (loss) per common share	$0.01	$0.35	$(0.28)	$1.21
Diluted from continuing operations	$0.01	$0.35	$(0.31)	$1.20
Diluted from discontinued operations	—	—	0.03	—
Diluted income (loss) per common share	$0.01	$0.35	$(0.28)	$1.20

Weighted average common shares outstanding:
Basic	168.6	141.2	162.6	141.1
Diluted	169.5	142.3	162.6	142.1

Univar Solutions Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$134.6	$121.6
Trade accounts receivable, net	1,375.7	1,094.7
Inventories	872.9	803.3
Prepaid expenses and other current assets	193.1	169.1
Total current assets	$2,576.3	$2,188.7
Property, plant and equipment, net	1,161.1	955.8
Goodwill	2,409.5	1,780.7
Intangible assets, net	348.2	238.1
Deferred tax assets	22.0	24.8
Other assets	267.6	84.3
Total assets	$6,784.7	$5,272.4
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$2.9	$8.1
Trade accounts payable	973.3	925.4
Current portion of long-term debt	19.0	21.7
Accrued compensation	100.7	93.6
Other accrued expenses	349.8	285.8
Total current liabilities	$1,445.7	$1,334.6
Long-term debt	2,977.1	2,350.4
Pension and other postretirement benefit liabilities	244.6	254.4
Deferred tax liabilities	111.1	42.9
Other long-term liabilities	261.2	98.4
Total liabilities	$5,039.7	$4,080.7
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of September 30, 2019 and December 31, 2018	$—	$—
Common stock, 2.0 billion shares authorized at $0.01 par value with 168.6 million and 141.7 million shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1.7	1.4
Additional paid-in capital	2,963.7	2,325.0
Accumulated deficit	(803.4)	(761.5)
Accumulated other comprehensive loss	(417.0)	(373.2)
Total stockholders’ equity	$1,745.0	$1,191.7
Total liabilities and stockholders’ equity	$6,784.7	$5,272.4

Univar Solutions Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2019	2018	2019	2018
Operating activities:
Net income (loss)	$2.5	$49.6	$(45.1)	$171.1
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	53.7	45.0	159.6	134.5
Impairment charges	7.0	—	7.0	—
Amortization of deferred financing fees and debt discount	2.2	1.9	7.0	5.8
Amortization of pension credit from accumulated other comprehensive loss	—	—	0.1	0.1
Loss on extinguishment of debt	—	—	0.7	—
Deferred income taxes	29.3	3.9	4.4	8.9
Stock-based compensation expense	4.4	4.0	21.7	17.7
Charge for inventory step-up of acquired inventory	5.3	—	5.3	—
Other	0.8	(1.9)	3.8	(0.8)
Changes in operating assets and liabilities:
Trade accounts receivable, net	157.5	113.9	3.7	(216.3)
Inventories	49.7	39.7	72.1	(11.9)
Prepaid expenses and other current assets	47.2	11.8	20.0	(13.3)
Trade accounts payable	(95.6)	(213.8)	(85.2)	(7.3)
Pensions and other postretirement benefit liabilities	(9.9)	(9.3)	(22.6)	(32.6)
Other, net	(39.4)	1.6	(118.3)	(58.5)
Net cash provided (used) by operating activities	$214.7	$46.4	$34.2	$(2.6)
Investing activities:
Purchases of property, plant and equipment	$(26.7)	$(14.8)	$(72.1)	$(59.9)
Purchases of businesses, net of cash acquired	(45.5)	0.4	(1,201.0)	(20.0)
Proceeds from sale of property, plant, and equipment	2.8	6.2	3.6	8.7
Proceeds from sale of business	24.3	—	664.3	—
Other	—	(0.1)	(1.3)	(0.1)
Net cash used by investing activities	$(45.1)	$(8.3)	$(606.5)	$(71.3)
Financing activities:
Proceeds from issuance of long-term debt	$(118.2)	$(78.2)	$1,077.6	$267.7
Payments on long-term debt and finance lease obligations	(5.9)	(4.6)	(465.4)	(558.1)
Short-term financing, net	2.5	1.1	(4.4)	(2.3)
Taxes paid related to net share settlements of stock-based compensation awards	—	(0.5)	(2.8)	(3.7)
Stock option exercises	—	4.6	5.7	5.7
Other	—	—	$0.6	0.6
Net cash (used) provided by financing activities	$(121.6)	$(77.6)	$611.3	$(290.1)
Effect of exchange rate changes on cash and cash equivalents	$(22.9)	$(3.2)	$(26.0)	$(17.1)
Net increase (decrease) in cash and cash equivalents	25.1	(42.7)	13.0	(381.1)
Cash and cash equivalents at beginning of period	109.5	128.6	121.6	467.0
Cash and cash equivalents at end of period	$134.6	$85.9	$134.6	$85.9

Schedule A
Univar Solutions Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and
Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2019		2018		2019		2018
(in millions, except per share data)	Amount (2)	per share (1)	Amount (2)	per share (1)	Amount	per share (1)	Amount	per share (1)
Net income (loss) and diluted EPS (3)	$2.5	$0.01	$49.6	$0.35	$(45.1)	$(0.28)	$171.1	$1.20
Net income from discontinued operations	—	—	—	—	(5.4)	(0.03)	—	—
Exchange (gain) loss (2)(4)	(15.9)	(0.09)	2.9	0.02	(13.6)	(0.08)	8.6	0.06
Derivative loss (gain) (2)(4)	21.6	0.14	(2.7)	(0.02)	30.0	0.19	(3.6)	(0.03)
Restructuring charges (2)(4)	0.6	—	2.9	0.02	1.2	0.01	3.4	0.02
Impairment charges	7.0	0.04	—	—	7.0	0.04	—	—
Inventory step-up adjustment	5.3	0.03	—	—	5.3	0.03	—	—
Other employee termination costs (2)(4)	4.2	0.02	2.7	0.02	23.3	0.14	9.5	0.07
Other facility exit costs (2)(4)	5.6	0.03	—	—	5.6	0.03	—	—
Loss on extinguishment of debt	—	—	—	—	0.7	—	—	—
Acquisition and integration related costs (2)(4)	18.6	0.11	5.5	0.04	128.3	0.79	6.9	0.05
Saccharin legal settlement (2)(4)	—	—	—	—	62.5	0.38	—	—
Other (2)(4)	(2.9)	(0.01)	(2.1)	(0.01)	18.7	0.12	1.7	0.02
Provision for (benefit from) income taxes related to reconciling items (2)(5)	5.1	0.03	(2.6)	(0.02)	(32.5)	(0.20)	(7.5)	(0.05)
Other discrete tax items (2)(5)	9.1	0.05	0.6	—	(4.9)	(0.03)	(7.4)	(0.05)
Adjusted net income and diluted EPS (2)	$60.8	$0.36	$56.8	$0.40	$181.1	$1.11	$182.7	$1.29

GAAP diluted common shares outstanding (1)	169.5		142.3		162.6		142.1
Effect of dilutive securities: stock compensation plans	—		—		0.8		—
Adjusted diluted common shares outstanding (1)	169.5		142.3		163.4		142.1

(1)
Diluted and adjusted diluted earnings per share is calculated using net income (loss) or adjusted net income available to common shareholders divided by diluted and adjusted diluted weighted average shares outstanding during each period, respectively, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. Adjusted earnings per diluted share is based on the GAAP dilutive share count, except where adjustments to GAAP net loss result in an adjusted net income position.

(2)	The quarter-to-date period is calculated so the sum of quarterly amounts equals the year-to-date period. Immaterial differences may exist due to rounding.

(3)	As a result of changes in the number of shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

(4)	Reconciling items represent items disclosed on Schedule D included in this document, excluding stock-based compensation and non-operating retirement benefits.

(5)
Tax on reconciling items is calculated as the difference between the tax provisions on US GAAP pre-tax earnings and Adjusted pre-tax earnings utilizing the appropriate tax rates and laws of each jurisdiction.

Schedule B
Univar Solutions Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

(in millions)	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	YTD Q3'18	YTD Q3'19	LTM(2) Q2'18	LTM(2) Q3'18	LTM(2) Q2'19	LTM(2) Q3'19
Net income (loss)	$38.9	$27.0	$65.4	$56.1	$49.6	$1.2	$(63.9)	$16.3	$2.5	$171.1	$(45.1)	$187.4	$198.1	$3.2	$(43.9)
Net (income) loss from discontinued operations	—	—	—	—	—	—	(6.1)	0.7	—	—	(5.4)	—	—	(5.4)	(5.4)
Inventory step-up adjustment	—	—	—	—	—	—	—	—	5.3	—	5.3	—	—	—	5.3
Other operating expenses (income), net (1)	11.8	(0.4)	13.6	11.0	12.4	36.5	164.8	63.8	30.2	37.0	258.8	36.0	36.6	277.5	295.3
Depreciation	32.5	32.5	31.4	30.9	31.5	31.4	33.2	39.7	41.6	93.8	114.5	127.3	126.3	135.8	145.9
Amortization	16.8	15.4	13.4	13.8	13.5	13.6	14.4	18.6	12.1	40.7	45.1	59.4	56.1	60.1	58.7
Impairment charges	—	—	—	—	—	—	—	—	7.0	—	7.0	—	—	—	7.0
Interest expense, net	38.4	38.0	34.9	32.0	32.2	33.3	34.2	37.9	36.8	99.1	108.9	143.3	137.1	137.6	142.2
Loss on extinguishment of debt	—	3.0	—	—	—	0.1	0.7	—	—	—	0.7	3.0	3.0	0.8	0.8
Other expense (income), net (1)	4.4	(3.0)	(2.6)	2.1	(2.5)	35.7	6.1	5.6	5.5	(3.0)	17.2	0.9	(6.0)	44.9	52.9
Income tax expense	6.5	33.6	10.2	27.2	20.3	(7.8)	(23.3)	18.5	43.2	57.7	38.4	77.5	91.3	7.7	30.6
Adjusted EBITDA	$149.3	$146.1	$166.3	$173.1	$157.0	$144.0	$160.1	$201.1	$184.2	$496.4	$545.4	$634.8	$642.5	$662.2	$689.4

(1)	Refer to Schedule D for more information for the three and nine months ended September 30, 2019 and 2018.

(2)	Last Twelve Month (LTM) Adjusted EBITDA is used in the calculation of the Company's leverage ratio.

Schedule C
Univar Solutions Inc.
Gross Profit (exclusive of depreciation) and
Adjusted Gross Profit (exclusive of depreciation)
(Unaudited)

(in millions)	USA	Canada	EMEA	LATAM	Other/ Eliminations (1)	Consolidated
	Three Months Ended September 30, 2019
External customers	$1,562.1	$283.0	$425.0	$117.2	$—	$2,387.3
Inter-segment	29.5	1.7	0.6	—	(31.8)	—
Total net sales	$1,591.6	$284.7	$425.6	$117.2	$(31.8)	$2,387.3
Cost of goods sold (exclusive of depreciation)	$1,225.5	$228.9	$327.4	$92.4	$(31.8)	$1,842.4
Inventory step-up adjustment (2)	5.3	—	—	—	—	5.3
Outbound freight and handling	69.7	10.5	14.3	2.3	—	96.8
Warehousing, selling and administrative	174.1	23.1	52.0	12.3	7.7	269.2
Adjusted EBITDA	$127.6	$22.2	$31.9	$10.2	$(7.7)	$184.2

(in millions)	USA	Canada	EMEA	LATAM	Other/ Eliminations (1)	Consolidated
	Three months ended September 30, 2019
Net sales	$1,591.6	$284.7	$425.6	$117.2	$(31.8)	$2,387.3
Cost of goods sold (exclusive of depreciation)	1,225.5	228.9	327.4	92.4	(31.8)	1,842.4
Gross profit (exclusive of depreciation)	$366.1	$55.8	$98.2	$24.8	$—	$544.9
Inventory step-up adjustment (2)	5.3	—	—	—	—	5.3
Adjusted gross profit (exclusive of depreciation) (2)	$371.4	$55.8	$98.2	$24.8	$—	$550.2

(1)
Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.

(2)
Adjusted gross profit (exclusive of depreciation) excludes the inventory fair value step-up adjustment resulting from our February 2019 Nexeo acquisition in the USA segment. Adjusted gross profit (exclusive of depreciation) is equal to gross profit (exclusive of depreciation) for EMEA, Canada and LATAM segments.

(in millions)	USA	Canada	EMEA	LATAM	Other/ Eliminations (1)	Consolidated
	Three Months Ended September 30, 2018
External customers	$1,285.3	$273.5	$472.4	$99.5	$—	$2,130.7
Inter-segment	28.6	3.0	0.9	0.1	(32.6)	—
Total net sales	$1,313.9	$276.5	$473.3	$99.6	$(32.6)	$2,130.7
Cost of goods sold (exclusive of depreciation)	$1,023.5	$227.8	$365.4	$77.9	$(32.6)	$1,662.0
Inventory step-up adjustment	—	—	—	—	—	—
Outbound freight and handling	56.1	10.1	14.6	1.9	—	82.7
Warehousing, selling and administrative	134.9	19.4	57.7	10.7	6.3	229.0
Adjusted EBITDA	$99.4	$19.2	$35.6	$9.1	$(6.3)	$157.0

(in millions)	USA	Canada	EMEA	LATAM	Other/ Eliminations (1)	Consolidated
	Three months ended September 30, 2018
Net sales	$1,313.9	$276.5	$473.3	$99.6	$(32.6)	$2,130.7
Cost of goods sold (exclusive of depreciation)	1,023.5	227.8	365.4	77.9	(32.6)	1,662.0
Gross profit (exclusive of depreciation)	$290.4	$48.7	$107.9	$21.7	$—	$468.7
Inventory step-up adjustment	—	—	—	—	—	—
Adjusted gross profit (exclusive of depreciation)	$290.4	$48.7	$107.9	$21.7	$—	$468.7

(1)
Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.

Schedule D
Univar Solutions Inc.
Detail of Other operating expenses, net and
Other (expense) income, net
(Unaudited)

Other operating expenses, net
	Three months ended September 30,		Nine months ended September 30,
(in millions)	2019	2018	2019	2018
Acquisition and integration related expenses	$18.6	$5.5	$128.3	$6.9
Stock-based compensation expense	4.4	4.0	21.7	17.7
Restructuring charges	0.6	2.9	1.2	3.4
Other employee termination costs	4.2	2.7	23.3	9.5
Other facility exit costs	5.6	—	5.6	—
Saccharin legal settlement	—	—	62.5	—
Other	(3.2)	(2.7)	16.2	(0.5)
Total other operating expenses, net	$30.2	$12.4	$258.8	$37.0

Other (expense) income, net
	Three months ended September 30,		Nine months ended September 30,
(in millions)	2019	2018	2019	2018
Foreign currency transactions	$(0.9)	$(3.7)	$(3.7)	$(8.0)
Foreign currency denominated loans revaluation	16.8	0.8	17.3	(0.6)
Undesignated foreign currency derivative instruments	(20.6)	2.7	(26.2)	3.6
Undesignated interest rate swap contracts	(1.0)	—	(3.8)	—
Non-operating retirement benefits	0.5	3.3	1.7	10.2
Other	(0.3)	(0.6)	(2.5)	(2.2)
Total other (expense) income, net	$(5.5)	$2.5	$(17.2)	$3.0

Schedule E
Univar Solutions Inc.
Reconciliation of GAAP Debt to Net Debt
(Unaudited)

	September 30,				June 30,
(in millions)	2019		2018		2019		2018
Total short-term and long-term debt	$2,996.1		$2,601.0		$3,136.1		$2,669.7
Add: Short-term financing	2.9		8.7		3.2		8.2
Less: Cash and cash equivalents	(134.6)		(85.9)		(109.5)		(128.6)
Total net debt	$2,864.4		$2,523.8		$3,029.8		$2,549.3

LTM Adjusted EBITDA (1)(2)	$742.3		$642.5		$746.9		$634.8

Leverage ratio (Total net debt/LTM Adjusted EBITDA)	3.9	x	3.9	x	4.1	x	4.0	x

(1)
LTM Adjusted EBITDA, as defined by the Company's credit agreements, excluding the impact of synergies not yet realized, includes five and eight months of Nexeo Chemicals Adjusted EBITDA for September 30 and June 30, 2019, respectively, based on the 2018 full year estimate of $127 million for the periods prior to the acquisition on February 28, 2019. LTM Adjusted EBITDA in 2018 does not include an estimate of Nexeo Chemicals Adjusted EBITDA.

(2)	Refer to schedule B for more information.

Schedule F
Univar Solutions Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA Guidance
(Unaudited)

	Q4 2019		Full year 2019
(in millions)	Low	High	Low	High
Net (loss) income (1)	$(24.2)	$58.9	$(69.3)	$13.8
Other operating expenses, net (1)	51.4	26.4	310.2	285.2
Depreciation (1)	42.0	38.0	156.5	152.5
Amortization (1)	20.0	15.0	65.1	60.1
Interest expense, net (1)	38.0	33.0	146.9	141.9
Inventory step-up adjustment (1)	—	—	5.3	5.3
Loss on extinguishment of debt (1)	—	—	0.7	0.7
Impairment charges (1)	—	—	7.0	7.0
Other expense (income), net (1)	8.3	(15.0)	25.5	2.2
Income tax expense (1)	19.5	23.7	57.9	62.1
Net income from discontinued operations (1)	—	—	(5.4)	(5.4)
Adjusted EBITDA	$155.0	$180.0	$700.4	$725.4

(1)
Management does not provide guidance on GAAP financial measures, as we are unable to predict with certainty items such as the impact of foreign currency gains and losses, gains and losses on divestitures, refinancing costs, potential impairments, discrete tax items, or other items impacting GAAP financial metrics. As such, we have included above the impact of only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Schedule G
Univar Solutions Inc.
Reconciliation of GAAP Cash Flow from Operations to Free Cash Flow Guidance
(Unaudited)

	Full Year 2019
(in millions)	Low	High
Net cash provided by operating activities (1)	$170.0	$275.0
Capital expenditures (1)(2)	(85.0)	(115.0)
Transaction related costs (1)(3)	65.0	65.0
Integration costs (1)(4)	125.0	100.0
Free cash flow guidance	$275.0	$325.0

Net cash used by investing activities (1)	$(619.4)	$(649.4)
Net cash provided by financing activities (1)	$488.4	$413.4

(1)
Management does not provide guidance on GAAP financial measures, as we are unable to predict with certainty unusual or infrequent items impacting GAAP financial metrics. As such, we have included above the impact of only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

(2)	Excludes additions from finance leases.

(3)	Includes the incremental cost from the appraisal litigation settlement in 2019.

(4)	Includes severance, facility exit and other integration related expenses.